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                    [LETTERHEAD OF KELLER & COMPANY, INC.]

September 27, 1996

Re:   Valuation Appraisal of FIRSTFED AMERICA BANCORP,INC./
      First Federal Savings Bank of America
      Fall River, Massachusetts

      We hereby consent to the use of our firm's name, Keller & Company, Inc., and the reference to our firm as experts in the Application for Conversion on Form AC to be filed with the Office of Thrift Supervision and the Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission and any amendments thereto, and to the statements with respect to us and the references to our Valuation Appraisal Report in the Prospectus, in the said Form AC and in the said Form S-1 and any amendments thereto.

Very truly yours,

KELLER & COMPANY, INC.

by: /s/ Michael R. Keller
   -------------------------
    Michael R. Keller
    President
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                    [LETTERHEAD OF KELLER & COMPANY, INC.]


September 27, 1996


Board of Directors
First Federal Savings Bank of America
One North Main Street
Fall River, MA  02720

Re:  Subscription Rights -- Conversion of First Federal Savings Bank of America
                            Fall River, Massachusetts

Gentlemen:

The purpose of this letter is to provide an opinion of the value of the subscription rights of the "to be issued" common stock of FIRSTFED AMERICA BANCORP, INC. ("FIRSTFED" or the "Corporation"), Fall River, Massachusetts, in regard to the conversion of First Federal Savings Bank of America ("First Federal") from a federally-chartered mutual savings bank to a federally-chartered stock savings bank.

Because the Subscription Rights to purchase shares of Common Stock in First Federal, which are to be issued to the depositors of First Federal and the other members of First Federal and will be acquired by such recipients without cost, will be nontransferable and of short duration and will afford the recipients the right only to purchase shares of Common Stock at the same price as will be paid by members of the general public in a Direct Community Offering, we are of the opinion that:

     (1) The Subscription Rights will have no ascertainable fair market value, and;

     (2) The price at which the Subscription Rights are exercisable will not be more or less than the fair market value of the shares on the date of the exercise.

Further, it is our opinion that the Subscription Rights will have no economic value on the date of distribution or at the time of exercise, whether or not a community offering takes place.

Sincerely,

KELLER & COMPANY, INC.

/s/ Michael R. Keller
Michael R. Keller
President